UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported)
November 22, 2005

PRO-DEX, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

151 East Columbine Avenue
Santa Ana, California 92707
(Address of Principal Executive Offices)

(714) 241-4411
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

On November 22, 2005, the Pro-Dex, Inc. (referred herein to as the "Company," "Registrant" or "Pro-Dex"), entered into an employment agreement (the "Agreement") with the Company's current Chief Executive Officer and President, Patrick Johnson.  Under the general  terms of the Agreement (qualified by and subject to the full text of the Agreement attached as an exhibit to this Form 8-K),  Mr. Johnson shall serve as the Company's Chief Executive Officer and President for a period effective as of October 1, 2005 and ending on September 30, 2008 (the "Employment Term") and thereafter at will, terminable on 120 days notice.  If Mr. Johnson is terminated by the Company other than for cause (as defined in the Agreement and summarized below), disability, or a violation of certain of the Company's intellectual property rights, Mr. Johnson shall be entitled to continued payment of base salary due under the Agreement for the remainder of the Employment Term, and to the bonus as set forth in the Agreement and described below, for a fiscal year ending prior to such termination.  As used in the Agreement, the term "cause" means any one or more of the following: (i) Mr. Johnson's material breach of his obligations under the Agreement or his failure or refusal to perform reasonable services customarily performed by Mr. Johnson or requested to be performed by the Board of Directors (other than by reason of disability), which breach, failure or refusal is not cured within thirty (30) days after written notice thereof from the Company's Board of Directors; (ii) Mr. Johnson's engaging in misconduct or omission which the Board of Directors determines is significantly, imminently and materially injurious to the business, operations or reputation of the Company, including but not limited to any violation of the Company's self-imposed Code of Ethics, Insider Trading Policy, or any other such internally-established policy; (iii) Mr. Johnson's willful dereliction of duty or intentional or malicious conduct contrary to the best interests of the Company, its personnel or its business prospects, properties or affairs; or (iv) Mr. Johnson's being convicted of the commission of a felony or his failure to cooperate with governmental investigations concerning the Company's activities, which the Board of   Directors determines is significantly and materially injurious to the business, operations or reputation of the Company.

If Mr. Johnson resigns from his employment other than for Good Reason, (as defined in the Agreement and summarized below), Mr. Johnson shall be entitled to payment of his base salary accrued through and including the date of such termination or resignation, but shall not be entitled to any other compensation or benefits under the Agreement not due as of such date nor with respect to the year of such termination or resignation or any subsequent year.  If, prior to the expiration of the Employment Term, Mr. Johnson resigns from his employment hereunder for Good Reason (as defined in the Agreement and summarized below), Mr. Johnson shall be entitled to continued payment of base compensation for the remainder of the Employment Term (such remainder of the employment term being referred to herein as the "Remainder Period") but shall not be entitled to any other compensation or benefits under the Agreement with respect to the year of such termination or resignation or any subsequent year.  If Mr. Johnson provides services for pay to anyone other than the Company or any of its affiliates or subsidiaries during the Remainder Period, the amount of base compensation paid to Mr. Johnson during the Remainder Period shall be reduced by 75% of the amounts of salary, bonus and other cash compensation earned by Mr. Johnson during such period as a result of his performing such services during such period.   For purposes of the Agreement, "Good Reason" means (i) a material reduction in, or the assignment to Mr. Johnson of duties which would be inconsistent with, Mr. Johnson's positions or responsibilities as described herein; or (ii) a reduction in Mr. Johnson's Salary as then in effect or the repeated failure of the Company to pay any amount owing to Mr. Johnson hereunder when due.

Mr. Johnson is to be paid a base monthly salary of eighteen thousand four hundred fifty nine dollars and 48 cents ($18,459.48), which monthly base salary shall increase as of July 1 of each subsequent employment year (commencing July 1, 2006) during the term of the Agreement by the percentage increase, if any, in the consumer price index as set forth in the Agreement.  Mr. Johnson shall also be entitled to a formula based bonus in accordance with Exhibit A of the Agreement, but shall not be eligible to participate in any other profit sharing or bonus plan of the Company, except as provided specifically in the Agreement.  Simultaneous with the payment of the bonus described in Exhibit A of the Agreement and subject to the same conditions as to eligibility for payment, Mr. Johnson shall receive options to purchase twelve thousand (12,000) shares of common stock of the Company for each of the three years covered by the Agreement at the market value of the Company's stock at the date of issuance and in accordance with other terms the Company's existing employee stock option plan.

 In the event:  (i) either of the events constituting a Change of Control (as defined in the Agreement and summarized below) shall have occurred;  and (ii) within one (1) year from the date of such Change of Control or to the end of the term of the Agreement, whichever is sooner, there shall have occurred any of (A) a breach of the Agreement by the Company, or (B) a substantial diminution in Mr. Johnson's duties, titular office, responsibilities, benefits, or (C) a change in Mr. Johnson's primary employment venue to a location outside of Orange County, California; then (iii) the Agreement may be terminated by Mr. Johnson upon sixty (60) days written notice to the Company, and upon such termination Mr. Johnson shall be entitled to (A) certain payments described in the Agreement and (B) to the extent permitted by the Company's insurance policies, certain continued insurance benefits. In the event such insurance coverage is not available, then Employee shall be provided reimbursement for the acquisition of a policy or policies providing substantially similar coverage for such period.  Under the Agreement, "Change in Control" shall mean any one of the following: (i) when any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) a greater than 5% shareholder of the Company on the date of this Agreement, (B) a subsidiary or (C) a Company Employee Benefit Plan, (including any trustee of such Plan acting as trustee)) becomes, after the date of this Agreement, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding voting equity securities; or (ii) the occurrence of a transaction requiring shareholder approval and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

In connection with the entry into the Agreement, the Company's Board of Directors approved revisions to the Company's bonus compensation program for its President/Chief Executive Officer (as set forth in Exhibit A to the Agreement (an illustrative table is included in Exhibit A to the Agreement)) which provides that the President/Chief Executive Officer shall be entitled to receive a bonus, up to a maximum of $125,000, pursuant to a formula that is based upon increases in pre tax earnings per share.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

Exhibit
Number      Description
-------     -----------

10.01       Employment Agreement dated November 22, 2005 by and between Pro-Dex, Inc. and Patrick Johnson. *

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(*)   Management contract or compensatory plan, contract or arrangement.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2005	PRO-DEX, INC.

By: /s/ JEFF RITCHEY
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Jeff Ritchey
Chief Financial Officer